Exhibit 99.2

Condensed Consolidated Financial Statements

PaxVax Global, L.P. and Subsidiaries

For the Six Months Ended

June 30, 2018 and 2017

(Unaudited)

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2018 and December 31, 2017

(Unaudited, amounts in thousands)

	June 30, 2018	December 31, 2017
Assets

Current assets:
Cash and cash equivalents	$8,545	$30,059
Accounts receivable, net	7,867	2,506
Inventories	16,601	17,617
Prepaid expenses and other current assets	3,702	3,019
Total current assets	36,715	53,201

Property, plant, and equipment, net	39,704	38,606
Restricted cash	72,126	82,624
Intangible assets, net	2,895	2,985
Deferred tax assets	905	1,085
Other long-term assets	661	851
Total assets	$153,006	$179,352
Liabilities and partnership interests

Current liabilities:
Accounts payable	$5,216	$6,196
Accrued expenses	14,044	11,789
Other current liabilities	1,271	1,048
Total current liabilities	20,531	19,033

Convertible unsecured loans	16,394	12,091
Related party convertible notes payable	7,109	7,090
Pension plan obligation	10,723	11,481
Other long term liabilities	193	358
Total liabilities	54,950	50,053

Partnership interests:
Contributed capital	102,251	134,131
Accumulated other comprehensive loss	(4,195)	(4,832)
Total partnership interests	98,056	129,299
Total liabilities and partnership interests	$153,006	$179,352

See accompanying notes

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, amounts in thousands)

	Six Months Ended June 30,
	2018	2017

Revenues:
Net product revenue	$21,327	$17,288
Grant and contract revenue	1,854	2,390
Other revenue	124	—
Total net revenues	23,305	19,678

Costs and expenses:
Cost of revenues	12,054	8,495
Research and development	19,669	14,072
General and administrative	9,533	7,625
Sales and marketing	9,246	7,386
Total costs and expenses	50,502	37,578
Loss from operations	(27,197)	(17,900)

Interest and other income (expense), net:
Change in fair value of convertible unsecured loans	(4,303)	305
Gain on extinguishment of royalty obligation	—	616
Interest income, net	735	1,122
Other income/(expense), net	(901)	1,524
Total interest and other income (expense), net	(4,469)	3,567
Net loss before income taxes	(31,666)	(14,333)
Income tax (expense) benefit	(374)	175
Net loss	$(32,040)	$(14,158)

Statements of comprehensive loss

Net loss	$(32,040)	$(14,158)
Other comprehensive income (loss):
Unrealized gain (loss) on pension plan obligation	(662)	913
Foreign currency translation adjustment	37	(280)
Unrealized loss on investments	(12)	(89)
	(637)	544
Comprehensive loss	$(32,677)	$(13,614)

See accompanying notes

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF PARTNERSHIP INTERESTS

(Unaudited, amounts in thousands)

	Contributed Capital	Accumulated Other Comprehensive Loss	Total Partnership Interests
Balance at December 31, 2017	$134,131	$(4,832)	$129,299
Stock-based compensation expense	160	—	160
Unrealized loss on pension plan	—	662	662
Unrealized gain on foreign currency translation	—	(37)	(37)
Unrealized loss on investments	—	12	12
Net loss	(32,040)	—	(32,040)
Balance at June 30, 2018	$102,251	$(4,195)	$98,056

See accompanying notes

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities
Net loss	$(32,040)	$(14,158)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,308	2,158
Amortization of premium on investment securities	—	458
Pension plan expenses	608	926
Pension plan contributions	(427)	(467)
Deferred income taxes	70	(273)
Stock-based compensation	160	200
Change in fair value of convertible unsecured loans	4,303	(305)
Gain from extinguishment of royalty obligation	—	(616)
Other	43	—
Changes in operating assets and liabilities:
Accounts receivable	(5,366)	(266)
Prepaid expenses and other assets	(493)	262
Inventory	1,016	(3,555)
Income taxes	181	41
Accounts payable	(1,389)	(3,315)
Accrued expenses and other current liabilities	1,504	(2,865)
Net cash used in operating activities	(29,522)	(21,775)
Cash flows from investing activities
Sale of marketable securities	—	65,546
Purchases of property, plant, and equipment	(2,738)	(6,187)
Net cash (used in) provided by investing activities	(2,738)	59,359
Cash flows from financing activities
Payments on capital lease obligations	(25)	(19)
Repayment of notes payable	—	(3,500)
Payment for capital distribution	—	(121,252)
Payment of retention fund for partnership interests	—	(1,050)
Net cash used in financing activities	(25)	(125,821)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	273	(872)
Net decrease in cash, cash equivalents and restricted cash	(32,012)	(89,109)
Cash, cash equivalents and restricted cash, beginning of period (1)	112,683	215,267
Cash, cash equivalents and restricted cash, end of period (1)	$80,671	$126,158

Supplemental cash flow information
Cash paid for taxes	$104	$41
Supplemental disclosure non-cash financing activities
Equipment acquired through capital lease	$12	$—
Purchases of equipment in accounts payable	$1,178	$767

(1) See Note 2 for the schedule of cash, cash equivalents and restricted cash

See accompanying notes

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PaxVax Global, L.P. and its subsidiaries (PaxVax Global, L.P., PaxVax, or the Company) primarily focus on the development and commercialization of specialty vaccines for the overlooked traveler segment. The Company is headquartered in Redwood City, California, USA, and maintains research and development and Current Good Manufacturing Practice (CGMP) facilities in San Diego, California, USA, and in Thörishaus, Switzerland. The Company sells and distributes vaccines in the United States, United Kingdom, Italy, Spain and Switzerland.  The Company is also in the business of marketing and selling priority review vouchers (PRV) we may obtain by developing new drug and biological products for the prevention and treatment of certain tropical diseases which qualify for U.S. Food and Drug Administration (FDA) PRV status. In 2016, the Company obtained its first priority review voucher from the U.S. FDA upon approval of its application for a biological license for Vaxchora, a Cholera vaccine.  The voucher was sold during 2016 for $290.0 million to a third party.   The Company uses the list of U.S. FDA qualified PRV eligible tropical diseases as a basis for defining its portfolio of research and development projects.

The Company’s commercial portfolio includes Vivotif, a Typhoid vaccine, and Vaxchora, a vaccine for Cholera.  The Company began recognizing net product revenues from sales of Vaxchora and related cost of sales in 2016.  The Company also distributes Dukoral and Ixiaro for Valneva Austria GMBH in Italy, Spain, and Portugal as well as Measles and Diptheria for Sanofi in Switzerland.  The clinical-stage product portfolio includes a licensed vaccine for chikungunya that is currently in phase 2 trials, adenovirus strains 4 and 7, and adenovirus-based vaccines for pandemic H5N1 influenza, and HIV all of which have included phase 1 clinical trials.  The Company’s proprietary adenoviral-based technology platform is intended to provide a platform technology for the rapid development of oral vaccines that can target both viral and bacterial antigens, and to be suitable for use in both developed and developing countries. In addition, the Company has preclinical vaccine candidates for the mosquito-borne Zika virus.

PaxVax, Inc. was incorporated in Delaware in 2006 and commenced operations in 2007. On December 3, 2015, PaxVax, Inc. effected a recapitalization in which a newly formed company, PaxVax Global, L.P., became its parent holding company of the worldwide consolidated subsidiaries.  Simultaneous with this transaction, existing investors of PaxVax, Inc. became the sole owners of PaxVax Global, L.P. through a newly formed company, 2015 Shareholder Holding Company Limited (Holding Company).  Holding Company and PaxVax Global G.P. (the general partner of PaxVax Global, L.P. and controlled by Holding Company) were the original sole owners of PaxVax Global, L.P.  On December 4, 2015, Cerberus PaxVax, L.P. (Cerberus PaxVax), an affiliate of Cerberus Capital Management, L.P. (Cerberus) acquired a 70% interest in PaxVax Global, L.P. for a net cash amount of $102.0 million (the Cerberus Transaction).  Concurrent with the acquisition, Holding Company also transferred its interests in and control of PaxVax Global G.P. to Cerberus PaxVax Global GP Holdings, Ltd., an affiliate of Cerberus. The Holding Company holds the remaining 30% interest in the Company, (together referred to as the Partnership).

Basis of presentation and principles of consolidation - The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP), and include the accounts of PaxVax Global, L.P. and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted from the condensed consolidated financial statements. The Company believes that these condensed consolidated financial statements include all necessary and recurring adjustments for the fair presentation of the interim period results. The condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2017.

Accounts receivable, unbilled receivables and allowance for doubtful accounts - As of June 30, 2018 and December 31, 2017, trade receivables from product sales was $7.4 million and $1.9 million, respectively.  Research contracts receivables were $1.1 million as of June 30, 2018 of which $0.5 million was recorded as accounts receivable and $0.6 million as earned but unbilled revenue included in prepaid expenses and current other assets.  Research contracts receivables were $1.2 million as of December 31, 2017 of which $0.7 million was recorded as accounts receivable and $0.5 million as earned but unbilled revenue included in prepaid expenses and current other assets.  As

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

of June 30, 2018, three customers accounted for 20%, 17% and 14% of total accounts receivable from product sales and two customers accounted for 62% and 38% of total accounts receivable from research contracts.  As of December 31, 2017, one customer accounted for 23% of total accounts receivable from product sales and one customer accounted for 96% of total accounts receivable from research contracts.

The allowance for doubtful accounts is based on the Company’s assessment of the collectability of its customer accounts.  As of June 30, 2018 and December 31, 2017, the allowance for doubtful accounts was $88,000 and $83,000, respectively.

Identifiable intangible assets - Acquired intangible assets are amortized over their useful lives and are comprised of developed technology of $2.5 million and trade name of $1.1 million. The weighted-average remaining useful life of the intangible assets as of June 30, 2018 is 16 years.

Intangible assets subject to amortization as of June 30, 2018 and December 31, 2017 were as follows (in thousands):

	June 30, 2018
	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Developed technology	$2,500	$(490)	$2,010
Trade name	1,100	(215)	885
Total	$3,600	$(705)	$2,895

	December 31, 2017
	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Developed technology	$2,500	$(427)	$2,073
Trade name	1,100	(188)	912
Total	$3,600	$(615)	$2,985

The Company recorded amortization expense of $90,000 included in general and administrative expenses during each of the six months ended June 30, 2018 and 2017.  As of June 30, 2018, the Company expects to record amortization expense in future periods as follows (in thousands):

Period Ending December 31:
2018 (remaining 6 months)	$90
2019	180
2020	180
2021	180
2022	180
Thereafter	2,085
Total expected amortization expense	$2,895

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Concentration of Revenue - During the six months ended June 30, 2018, $16.2 million or 70% of total net revenues accounted for total domestic revenue from product revenue, and grant and contract revenue and $7.1 million or 30% of total net revenues accounted for total international revenue from product revenue and royalty income.  During the six months ended of June 30, 2017, $14.3 million or 73% of total net revenues accounted for total domestic from product revenue, and grant and contract revenue and $5.4 million or 27% of total net revenues accounted for total international revenue from product revenue.

During the six months ended June 30, 2018, the Company recognized revenue from three significant customers which amounted to 13%   12%, and 10% of total revenues, and during the six months ended June 30, 2017, the Company recognized revenue from the three customers, of which two of the three are the same, which amounted to 13%, 19%, and 11% of total revenues.

Inventories — Inventories as of June 30, 2018 and December 31, 2017 are comprised of the following (in thousands):

	June 30, 2018	December 31, 2017
Work in process	$10,355	$12,983
Raw materials	974	1,258
Finished goods	5,272	3,376
	$16,601	$17,617

Recent Accounting Pronouncements Not Yet Adopted

In July 2018, the Financial Accounting Standards Board (FASB”) issued Accounting Standard Update (“ASU”) No. 2018-11, Leases. Targeted Improvements (“ASU 2018-11”). In issuing ASU 2018-11, the FASB decided to provide another transition method in addition to the existing transition method by allowing entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating the impact that ASU 2016-02 and ASU 2018-11 will have on its condensed consolidated financial statements.

In February 2018, the FASB issued ASU No. 2018-02, Income Statement — Reporting Comprehensive Income. Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, that gives entities the option to reclassify to retained earnings tax effects related to items that have been stranded in accumulated other comprehensive income as a result of the Tax Cuts and Jobs Act (the Act). An entity that elects to reclassify these amounts must reclassify stranded tax effects related to the Act’s change in U.S. federal tax rate for all items accounted for in other comprehensive income. These entities can also elect to reclassify other stranded effects that relate to the Act but do not directly relate to the change in the federal rate. Entities can choose whether to apply the amendments retrospectively to each period in which the effect of the Act is recognized or to apply the amendments in the period of adoption. The standard is effective for the Company on January 1, 2019, with early adoption permitted. The Company is evaluating the impact of adopting this new accounting guidance on its condensed consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. ASU No. 2016-15 eliminates the diversity in practice related to the classification of certain cash receipts and payments in the statement of cash flows by adding or clarifying guidance on eight specific cash flow issues. ASU No. 2016-15 is effective for fiscal years beginning after December 15, 2017, and for interim periods within that fiscal year.  The new accounting pronouncement is not expected to have a significant impact on the its condensed consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), and additional ASUs subsequently during 2018, which requires lessees to recognize a liability associated with obligations to make payments under the terms of the arrangement in addition to a right-of-use asset representing the lessee’s right to use, or control the use of the given asset assumed under the lease. The standard will be effective for the Company in 2020. Early adoption is permitted. The Company is currently evaluating this new standard and the impact it will have on its condensed consolidated financial statements.

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

In May 2014, the FASB issued ASU 2014-09, Revenues from Contracts with Customers (Topic 606). Since May 2014, additional ASUs have been issued that addresses certain implementation issues that have surfaced since the issuance of ASU No. 2014-09. This guidance applies to any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. The core principle of this guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance supersedes existing revenue recognition guidance, including most industry-specific guidance, as well as certain related guidance on accounting for contract costs. In July 2015, FASB deferred the adoption dates of this standard whereby the standard becomes effective for the Company in 2019. Early adoption is permitted for nonpublic entities. An entity should apply the guidance using one of two methods: retrospectively to each prior reporting period presented with practical expedients or retrospectively with the cumulative effect of initial adoption of the guidance recognized at the date of initial application. The Company is currently evaluating the impact of adopting this standard on its condensed consolidated financial statements and disclosures.

There are no other recently issued accounting pronouncements that are expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 2 — BALANCE SHEET COMPONENTS

Property, Plant, and Equipment

Property, plant, and equipment consist of the following as of June 30, 2018 and December 31, 2017 (in thousands):

	June 30, 2018	December 31, 2017
Laboratory and production machinery	$22,670	$21,582
Buildings	14,610	14,337
Land	906	921
Leasehold improvements	4,174	4,175
Computer equipment and software	4,320	4,103
Furniture and fixtures	630	574
Property, plant, and equipment, gross	47,310	45,692
Less accumulated depreciation and amortization	(19,218)	(17,290)
Property, plant, and equipment, net	28,092	28,402
Construction in process	11,612	10,204
	$39,704	$38,606

Depreciation and amortization expense was $2.2 million and $2.1 million for the six months ended June 30, 2018 and 2017, respectively.  Amortization of capitalized software is included in depreciation and amortization expense, which is expensed over a two to five year period.  Amortization of capitalized software for each of the six months ended June 30, 2018 and 2017 was $0.3 million.

Equipment purchased under capital leases was $12,000 during the six months ended June 30, 2018 and none during the six months ended 2017.

Cash, Cash Equivalents and Restricted Cash

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the statement balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows as of June 30, 2018 and December 31, 2017:

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

	June 30, 2018	December 31, 2017
Cash and cash equivalents	$8,545	$30,059
Restricted cash	72,126	82,624
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$80,671	$112,683

Accrued Liabilities

Accrued liabilities as of June 30, 2018 and December 31, 2017 consisted of the following (in thousands):

	June 30, 2018	December 31, 2017
Accrued compensation and benefits	$6,441	$6,870
Sales returns and sales-related accruals	3,132	1,970
Clinical trial related accruals	1,869	424
Professional services	235	910
Other accruals	2,367	1,615
	$14,044	$11,789

NOTE 3 - FAIR VALUE MEASUREMENT

The accounting guidance for fair value states that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value, as follows:

Level 1— Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Directly or indirectly observable inputs other than in Level 1 that include quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3 — Unobservable inputs that are supported by little or no market activity that reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The Company estimate the fair values of its corporate debt securities by taking into consideration valuations obtained from third-party pricing services. The pricing services utilize industry standard valuation models, including both income- and market-based approaches, for which all significant inputs are observable, either directly or indirectly, to estimate fair value. These inputs include reported trades of and broker or dealer quotes on the same or similar securities; issuer credit spreads; benchmark securities; prepayment or default projections based on historical data; and other observable inputs.

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The following table summarizes the assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy (in thousands):

	June 30, 2018
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$71,936	$—	$—	$71,936
Cash	8,735	—	—	8,735
Total	$80,671	$—	$—	$80,671
Liabilities:
Convertible unsecured loans	$—	$—	$16,394	$16,394

	December 31, 2017
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$73,578	$—	$—	$73,578
Corporate debt securities(1)	—	15,011	—	15,011
Cash	24,094	—	—	24,094
Total	$97,672	$15,011	$—	$112,683
Liabilities:
Convertible unsecured loans	$—	$—	$12,091	$12,091

(1) Corporate debt securities is classified as restricted cash on the consolidated balance sheets for the year ending December 31, 2017.

There were no transfers between Level1, Level 2 and Level 3 during the periods presented.

Estimated fair values of available-for-sale securities are generally based on prices obtained from commercial pricing services. The following table is a summary of available-for-sale securities (in thousands):

	June 30, 2018
	Amortized Cost	Gross Unrealized Losses	Estimated Fair Value
Money market funds	$71,936	$—	$71,936
Total	$71,936	$—	$71,936

	December 31, 2017
	Amortized Cost	Gross Unrealized Losses	Estimated Fair Value
Money market funds	$73,578	$—	$73,578
Corporate debt securities (1)	15,023	(12)	15,011
Total	$88,601	$(12)	$88,589

(1) The available-for-sales securities have been in a continuous unrealized loss position for less than 12 months.

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The following table presents the contractual maturities of available-for-sale securities as of December 31, 2017 (in thousands):

	December 31, 2017
	Amortized Cost	Estimated Fair Value
Due in one year or less	$15,023	$15,011

Based on the Company’s review of its available-for-sale securities, the Company believes there were no other-than-temporary impairments on these securities as of December 31, 2017.  The Company does not intend to sell these securities nor believes that it will be required to sell these securities before the recovery of their amortized cost. Gross realized gains and gross realized losses were immaterial for the year ended December 31, 2017.

As of June 30, 2018 and December 31, 2017, financial instruments measured using Level 3 inputs on a recurring basis consisted of convertible unsecured loans where the Company has elected the fair value option to account for these financial instruments.

The Company estimates the fair value of the convertible unsecured loans using a discounted cash flow model based on the probability of a Winding-Up Event, as defined, amount and timing of expected payouts and an assumed discount rate.  The Company will continue to adjust the liability for changes in fair value until the earlier of the repayment of the principal and interest of the loans, or a Winding-Up Event occurs.  On August 8, 2018, the Company entered into an agreement and plan of merger with Emergent BioSolutions Inc.  As a result of this Winding-Up Event, the Company recognized a the fair value adjustment for the six months ending June 30, 2018 to approximate the Company’s assessment of the present-value of estimated future repayment amount.  See also Convertible Unsecured Loans at Note 6, Debt Financing, and Note 11, Subsequent Events.

Activity for the fair value of the convertible unsecured loans using significant unobservable inputs (level 3) is presented in the table below (in thousands):

Balance at December 31, 2017	$12,091
Adjustment to fair value included in earnings	4,303
Balance at June 30, 2018	$16,394

NOTE 4 —COMPREHENSIVE LOSS

Comprehensive loss is comprised of net loss and other comprehensive income (loss).  As of June 30, 2018 and December 31, 2017, other accumulated comprehensive loss is comprised of unrealized losses on the Company’s pension plan for its employees in Switzerland, a net unrealized loss on investments, and the impact of foreign currency translation.

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The following table summarizes the changes in accumulated other comprehensive loss by component (in thousands):

	Pension Liability	Foreign Currency Translation	Investments in Marketable Securities	Total
As of December 31, 2016	$(3,075)	$(522)	$(159)	$(3,756)
Unrealized gains (losses) arising during the period	(913)	280	89	(544)
As of June 30, 2017	$(3,988)	$(242)	$(70)	$(4,300)

	Pension Liability	Foreign Currency Translation	Investments in Marketable Securities	Total
As of December 31, 2017	$(4,646)	$(174)	$(12)	$(4,832)
Unrealized gains (losses) arising during the period	662	(37)	12	637
As of June 30, 2018	$(3,984)	$(211)	$—	$(4,195)

The effect of income taxes for the six months ended June 30, 2018 and 2017 on these balances is immaterial.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Operating Leases — The Company’s office and manufacturing facilities located in San Diego and Redwood City, California, are subject to noncancelable operating lease agreements.  The Company provided aggregate cash deposits of $0.2 million as security for the operating leases, as of June 30, 2018 and December 31, 2017.  The cash deposits related to property leases were recorded in prepaid expenses and other current assets and other long-term assets within the Company’s consolidated balance sheet.

Included within the lease agreements are tenant improvement allowances totaling approximately $0.4 million. The Company is amortizing the portion of the deferred rent liability related to the tenant improvement allowances as a reduction to rent expense over the remaining term of the lease.

The Company’s leases contain rent escalation clauses. Rent expense is recorded on a straight-line basis over the term of the leases. The difference between the base rent payment and the straight-line rent amount is recorded as a deferred rent liability.  As of June 30, 2018 and December 31, 2017, the Company has deferred rent liabilities of approximately $0.1 million included in other current liabilities and $0.1 million included in other long term liabilities in the consolidated balance sheet. Rent expense, including common area charges, was $0.9 million and $0.7 million for the six months ending June 30, 2018 and 2017, respectively.

Future minimum commitments under the lease agreements as of June 30, 2018 are as follows (in thousands):

Period Ending December 31:
2018 (remaining 6 months)	$813
2019	1,137
2020	618
2021	564
2022	58
Thereafter	3
Total minimum lease payments	$3,193

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Licensing Agreements - The Company has entered into licensing agreements with certain parties, whereby the Company has been granted exclusive and nonexclusive licenses to certain patented technology and know-how of certain additional proprietary technology. In addition to licensing fees, the agreements obligate the Company to pay royalties to the Licensors on certain milestones and revenue generated from the Company’s use of the licensed patents and technology, including product sales revenue and proceeds from sublicensing agreements.

The agreements typically terminate on the last to expire patent right associated with the related agreement. The agreements obligate the Company to make annual licensing payments until expiration. For the six months ending June 30, 2018 and 2017, amounts due and recognized for licensing, royalty, and patent reimbursement fees were insignificant.

NOTE 6 - DEBT FINANCING

A summary of debt outstanding at June 30, 2018 and December 31, 2017 is as follows (in thousands):

	June 30, 2018
	Current	Long Term	Total
Related party convertible notes payable	$—	$7,109	$7,109
Convertible unsecured loans	—	16,394	16,394
	$—	$23,503	$23,503

	December 31, 2017
	Current	Long Term	Total
Related party convertible notes payable	$—	$7,090	$7,090
Convertible unsecured loans	—	12,091	12,091
	$—	$19,181	$19,181

Related Party Convertible Notes Payable

In September 2015, the Company executed convertible promissory notes and received $7.0 million in net cash proceeds from an investment fund that held two of five of the Company’s Board of Director seats and a controlling voting interest in the Company at that time. The terms of the notes bear interest at 0.56% per annum.

In December 2015, the terms of the $7.0 million convertible promissory note were amended.  All outstanding principal and all accrued but unpaid interest under the note is due and payable upon demand at any time on or after the occurrence of: a winding up and/or dissolution of the partnership; a sale or exclusive license of all or substantially all  of the assets of the partnership or its subsidiaries to an unrelated third party; a merger, acquisition, or sale of partnership interests; in which the partners immediately prior to such event have received consideration for no less than half of the value of their partnership interests, or upon default.  In the event Cerberus or its affiliate proposes to make an additional investment into the partnership, the note may also be converted into common limited partnership interests of PaxVax Global, L.P., in accordance with, and subject to, certain terms and provisions. The amendment to the convertible promissory notes was considered to be a modification and accounted for prospectively as it did not result in a significant change in their fair value.

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Convertible Unsecured Loans

In June 2008, the Company received strategic award funding in the amount of $12.8 million (First Award). In June 2010, the Company received a second strategic award funding in the amount of $3.0 million (Second Award). These awards are from a charitable foundation trust, The Wellcome Trust Limited (Wellcome Trust), in the form of convertible unsecured loans (Loans) related to certain research and development programs.  As of June 30, 2018 and December 31, 2017, the Company had outstanding borrowings of $15.8 million in total from both awards.

The Loans initially accrued interest at 2.00% above the NatWest Bank plc base rate. At Wellcome Trust’s discretion, it could require the Company to convert some or all of the respective Loans into the next round of financing offered by the Company at the earlier of certain events or upon an event of default. The strategic award with Wellcome Trust also did not allow them to require the Company to repay the award if such repayment would have caused doubts as to the Company’s ability to continue as a going concern.

On December 4, 2015, the Master Amendment Deed (the Deed) was signed by and among PaxVax Inc., The Wellcome Trust Limited, and PaxVax Global, L.P., which amended the original agreement and stated that, effective upon the Deed, Wellcome Trust shall not demand conversion of each Loan and demand repayment of any Loan (or part thereof) or accrued interest.  The only automatic conversion will occur upon a Winding-Up Event, as defined in the deed, such as a dissolution, sale, merger, acquisition, recapitalization or reorganization of the partnership or a material breach of the Company’s obligations under the Funding Agreement.  In the Deed, all parties agreed that, upon the occurrence of a Winding-Up Event after the effective date of the Deed, only the principal amounts of both First and Second Awards will be converted to common limited partnership interests of PaxVax Global, L.P., and all accrued interest under each award shall be extinguished.  As of December 4, 2015, the date of the Deed, the accrued interest that has not been recorded was $2.9 million. Thus the Deed released the Company’s liability to any accrued interest.

The Company elected to apply the fair value option to account for the Loans. As of June 30, 2018 and December 31, 2017, the Company is in compliance with its covenant obligations under the Funding Agreement.

As the Company has elected the fair value option to account for the Loans, the change in fair value was recorded as part of the fair value adjustment in the consolidated statements of operations for the six years months ended June 30, 2018 and year ended December 31, 2017.

The carrying value of the Loans at June 30, 2018 is as follows (in thousands):

	First Award	Second Award	Total
Principal amount of award	$12,765	$2,999	$15,764
Cumulative change in fair value	510	120	630
Total carrying value	$13,275	$3,119	$16,394

The carrying value of the Loans at December 31, 2017 is as follows (in thousands):

	First Award	Second Award	Total
Principal amount of award	$12,765	$2,999	$15,764
Cumulative change in fair value	(2,974)	(699)	(3,673)
Total carrying value	$9,791	$2,300	$12,091

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Royalty Obligation Payable

In July 2014, the Company executed a secured loan and security agreement with a previous third-party lender for an available loan amount of up to $50.0 million in three tranches subject to certain requirements at the date of funding. In December 2015, the Company terminated all commitments under the loan agreement, except for payment of future royalties (royalty obligation payable), by repaying the obligations and liabilities under the agreement which comprised full repayment of the outstanding principal and accrued interest of the then-outstanding debt and certain prepayment penalties and fees.

The Royalty Obligation Payable contains repayment terms of future royalties estimated by the Company at $2.9 million as of December 31, 2015.  These future royalties are computed at 3% of the Company’s revenues earned and payable to the lender in three yearly payments beginning on September 15, 2017.  The Company records the net present value of the estimated expected future royalty payments as a liability, and accretes interest expense based on the future payment dates.  A new effective interest rate is computed when the estimated future payments change, and the carrying amount of the royalty obligation payable liability is adjusted as if the new effective interest rate had been used since inception.  Interest expense is recognized at the new effective rate beginning in the period in which the change in estimate occurs.

As of December 31, 2016, the royalty repayment amount of $4.1 million represents the estimated fair value of future royalties, and is presented as current and noncurrent royalty obligation payable in the Consolidated Balance Sheets. In June 2017, the royalty obligation payable was settled for $3.5 million.   The extinguishment of royalty obligation resulted in a gain of $0.6 million, which the Company recognized in the consolidated statements of operations in the six months ended June 30, 2017.

NOTE 7 - FOUNDERS’ UNITS

PaxVax Founders’ Incentive Unit Plan

On December 4, 2015, Holding Company established the PaxVax Founders’ Incentive Unit Plan (PFIUP). Under the PFIUP, 50,000,000 units were reserved for grant of which 30,180,412 units were subsequently awarded to certain holders of outstanding awards in the PaxVax, Inc.’s 2007 Equity Incentive Plan (the Plan) which was terminated in 2015.  These shares are known as modification units because they qualify for modification treatment of share based payments under US GAAP.

As of June 30, 2018 and December 31, 2017, 48,610,107 and 48,352,549 units had been awarded, respectively.  As of June 30, 2018 and December 31, 2017, 40,223,194 and 36,663,495 PFIUP units were fully vested, respectively.  As of June 30, 2018 and December 31, 2017, there were 8,386,914 and 11,689,054 PFIUP unvested units outstanding, respectively. The remaining units vest over various terms up to 48 months and are divided between shares subject to modification accounting treatment and Top-Up (issued) units not subject to modification treatment. All PFIUP units automatically vest upon a Liquidity Event which is defined as a winding up, dissolution, sale of all assets, merger or similar corporate event of PaxVax Global, L.P. or IPO of PaxVax Global, L.P. or PaxVax, Inc. Participants who hold vested Incentive Units at the time of any other dividend or distribution to holders of common stock of Holding Company or at the time of a Liquidity Event will be entitled to a cash payment.  The Company recognizes compensation expense for the original grant date fair value of the modified shares over the remaining vesting period. The Company did not recognize any compensation expense related to the PFIUP Top-Up (issued) units for the six months ended June 30, 2018 and 2017 because the occurrence of the performance condition required for payment associated with these awards did not occur and therefore there is no fair value associated with these units.

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The following represents the PFIUP activity for the period ended June 30, 2018 and December 31, 2017:

		Unvested Units Outstanding
	Units Available for Issuance	Total	Modification units	Top-Up (issued) units
Balance at December 31, 2017	1,647,451	11,689,054	1,840,080	9,848,974
Issued	(450,000)	450,000	—	450,000
Vested	—	(3,559,699)	(1,072,688)	(2,487,011)
Forfeited	192,441	(192,441)	(1,716)	(190,725)
Balance at June 30, 2018	1,389,892	8,386,914	765,676	7,621,238

NOTE 8 - PARTNERSHIP INTERESTS

Partnership Interests

Under the Amended and Restated Exempted Limited Partnership Agreement of PaxVax Global, L.P. (the Partnership Agreement) dated December 4, 2015, the Company is authorized to issue up to 10,000,000 partnership interests. The number of preferred and common interests are authorized as the Board determines from time to time. The Partnership Agreement provides for three classes of partnership interests; the “Common Interests”, the “Preferred Interests” and the “Profits Interests” of which 2,550,000 are Common Interests, 5,950,000 are Preferred Interests and 1,500,000 are Profits Interests. The Profits Interests are equally divided into two series, 750,000 the “Series A Profits Interests” and 750,000 “Series B Profits Interests”. The number of preferred and common units are authorized as the Board determines from time to time.  There were 1,173,500 Profits Interests Issued and Outstanding and 326,500 Profits Interests available for issuance as of June 30, 2018 and December 31, 2017. The partners’ liability under the Partnership Agreement is limited to their undistributed capital contributions.

The general partner of the Company is PaxVax Global G.P. Limited (General Partner).  Holding Company and Cerberus PaxVax are the Company’s limited partners.  The limited partners do not have a right to vote on any matter except required by law.  The Profits Interests do not have any voting rights under any circumstances.

Priority of Distributions

The General Partner may in its discretion make distributions from time to time pursuant to the distribution priorities as set forth in the Partnership Agreement. All distributions, other than tax distributions (as provided per the Partnership Agreement) shall be made to partnership interests holders in respect of their outstanding partnership interests only in the following order and priority:

Ordinary course distributions - First, to the Cerberus PaxVax equal to any uninsured losses associated with the Cerberus Acquisition as of the date of the distribution. Second, to the limited partners pro rata in proportion to their respective number of Preferred Interests and Common Interests. Third, to the holders of vested Series A Profits Interests pro rata in proportion to their respective number of Preferred Interests, Common Interests and vested Series A Profits Interests until an aggregate amount of no less than $300.0 million has been distributed to the Preferred Interests, Common Interests and Series A Profits Interests holders subject to the Preferred Interests and Common Interest holders first receiving distributions of no less than $150.0 million. Fourth, to the holders of the Preferred Interests, Common Interests, vested Series A Profits Interests and vested Series B Profits Interests on a pro rata in proportion to their respective number of Preferred Interests, Common Interests, vested Series A Profits Interests and vested Series B Profits Interests.

Distributions following the receipt of PRV proceeds - Net PRV proceeds when received will be distributed first to Cerberus PaxVax equal to any uninsured losses associated with the Cerberus Acquisition as of the date of the distribution. Second, to Cerberus PaxVax equal to any advances it has made to partners of the Company. Third, to the holders of Preferred Interests and Common Interests on a pro rata

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

basis of their ownership until an aggregate of no less than $150.0 million has been distributed. Fourth to the Preferred Interests, Common Interests and vested Series A Profits Interests, pro rata in proportion to their respective number of Preferred Interests, Common Interests and vested Series A Profits Interests until no less than $175.0 million has been distributed. Fifth, to the Preferred Interests, Common Interests and vested Series A Profits Interests holders pro rata in proportion to their respective number of Preferred Interests, Common Interests and Series A Profits Interests until no less than $300.0 million has been distributed. The distribution is made pro rata to vested Series A Profits Interests on a fully diluted basis assuming all Common, Preferred, and vested Series A Profits Interests are outstanding with the remaining balance split equally between the Common and Preferred interest holders.  Distributions thereafter are made to the Preferred Interests, Common Interests and vested Series A Profits Interests and vested Series B Profits Interests on a pro rata basis with respect to the outstanding and vested interests with the amount going to the Preferred Interests and Common interests also split equally. Certain amounts of the distributions made to the Common Interest holders are to be put into an escrow account to be applied against future investments in the Company.

Distributions upon a winding-up event - Following a winding up event, defined as a winding-up of the Company, sale or licensing or all the assets of the Company or its subsidiaries, a merger or acquisition or sale of the Company or a recapitalization or reorganization, whereby the Company receives proceeds from a financing for the purposes of distributing such proceeds to the partnership, the proceeds from the event will be distributed first to Cerberus PaxVax equal to any uninsured losses associated with the Cerberus Acquisition as of the date of the distribution. Second, to Cerberus PaxVax equal to any advances it has made to partners of the Company. Third, if the aggregate amount that has been previous distributed to the Preferred Interests holders is less than $105.0 million plus all accrued but unpaid Preferred Interest holder dividends (the Liquidation Preference), the pari passu amount amongst the Preferred Interests holders until the Liquidation Preference has been met; however, if the Preferred Interest holders would receive more than the Liquidation Preference by participating on a pro rata basis in distributions on an equal basis as the Common Interests holder then the Preferred Interest holder will be treated as a Common Interests holder for purposes of the distribution.  Forth, to the Common Interest Holders and vested Series A Profits Interest holder on a pro rata basis in proportion to their respective number of Common Interest and vested Series A Profits Interest up to $300.0 million.  Fifth, and thereafter, to the Common Interest and vested Series A and B Profits Interests on a pro rata basis in proportion to their held Common Interest and vested Series A and B Profits Interests.

Allocation of Profits and Losses of the Partnership

Profits or losses for any calendar year are allocated among the partners of the Company in such a manner that, as of the end of such calendar year, with respect to each partner of the Company, the sum of (i) the capital account of such partner, (ii) such partner’s share of partnership minimum gain and (iii) such partner’s partner nonrecourse debt minimum gain shall, as nearly as possible, be equal to the net amount, positive or negative, that would be distributed to such partner of the Company or for which such partner of the Company would be liable to the Company.

Dividends

The capital contribution associated with the Preferred Interests of the Company accrues a dividend of 8% cumulative and compounded quarterly in arrears, when and if declared.

Transfers

No limited partner is allowed to transfer, offer or agree to transfer all or any parts of any interest in such partnership interests without the prior written consent of the General Partner. All General Partner approved interests transfers are subject to compliance with the terms of the Partnership Agreement.

Dissolution and Liquidation

The Company shall dissolve upon the earlier of: (i) approval of the General Partner or (ii) upon the removal, bankruptcy or withdrawal of the General Partner if a substitute cannot be implemented or (iii) upon the final distribution of all the assets and satisfaction of all liabilities of

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

the Company.  On dissolution of the Company, the General Partner shall act as liquidator or may appoint one or more representatives or interests holders as liquidator. The liquidator shall sell any portion of the Company’s assets and make final distributions.

On January 24, 2017, the Partnership Agreement was amended primarily to revise clauses relating to the distribution of proceeds from the sale of PaxVax Bermuda’s priority review voucher (PRV) issued in connection with the approval of Vaxchora.  PaxVax Bermuda distributed to the Company $122.2 million relating to PRV proceeds.  In turn, the Company made distributions to its partners as follows: $121.3 million was distributed to Cerberus PaxVax and $0.9 million was distributed to Series A Profits Interests holders.  Further distributions to the Company by PaxVax Bermuda, and in turn, by the Company to the Limited Partners holding Series A Profits Interests, of up to $2.9 million were made and will be made in a series of quarterly installments from March 31, 2017 to December 31, 2019, as the Series A Profits Interests vest.  For each of the six months ended June 30, 2018 and 2017, $0.5 million had been reflected as bonus or board member fees and included in the Company’s consolidated statements of operations.   PaxVax Bermuda retained $82.6 million from PRV proceeds in lieu of distributing such amount to the Company for distribution to the Holding Company.  These funds will be used by the Holding Company to purchase additional equity in the Company if there is a future investment opportunity in the Company.  If there is no new investment opportunity, the Holding Company will receive a distribution equal to this amount in preference to any distribution to Cerberus PaxVax or holders of Profits Interests. During the six months ended June 30, 2018, restricted cash of $10.7 million was released from the Holding Company to the Company for use in operations.

PaxVax Profits Interests Plan

On December 4, 2015, the Company established the PaxVax Global, L.P. Profits Interests Plan (PPIP). Under the PPIP, each participant is granted the number of profits interests set forth in the award agreement. Profits interests are subject to vesting; for which 6.25% shall vest upon each calendar quarter end date after grant date. Participants in the PPIP have the right to share in distributions of the Company as set forth in the PPIP and the Company’s Partnership Agreement. Upon termination of employment of the participant with the Company or its affiliate, the Company has the right, but not the obligation, to purchase the vested portion of the participant’s profits interests.   The number of profit interests that are reserved for issuance under the PPIP represent 15% of the outstanding equity of PaxVax Global, L.P. of which and 13% is reserved for issuance to PaxVax management and Board of Directors as of June 30, 2018 and December 31, 2017. Awards of profits interest are not considered to be a substantive class of partnership ownership and are therefore accounted for as a profit sharing arrangement.  There were no liabilities outstanding relating to this plan as of each balance sheet dates. Bonus expense recognized under this plan was $0.4 million for each of the six-months ended June 30, 2018 and 2017.

NOTE 9 - INCOME TAXES

During the six months ended June 30, 2018 and 2017, the provision for income taxes reflected on the condensed consolidated statements of operations reflect an effective rate of negative 1.18% and a negative 0.82%, respectively.  During the six months ended June 30, 2018, because of the United States and Switzerland losses that are subject to full valuation allowance, those jurisdictions are not able to realize the income tax benefit of those losses.  The Company also has activity in foreign jurisdictions which is subject to a lower tax rate than the United States Federal statutory tax rate.  Finally, the Company has losses in pass-through entities that are not subject to income tax.  As a result, for the six months ended June 30, 2018 and 2017, the Company’s effective tax rate is less than the United States Federal statutory tax rate, or 34% and 21%, respectively.

In December of 2017, the Securities and Exchange Commission staff issued State Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”), which allows the Company to record provisional amounts during a measurement period not to extend beyond one year from the enactment date.  Because the Tax Act was enacted in the December 2017 and ongoing guidance and accounting interpretations are expected over the next 12 months, the analysis required to record the provisional amounts for the accounting of deferred tax re-measurements and other items, such as cost recovery and state tax considerations, may be revised causing adjustments to these provisions.  The Company expects to complete the analysis and update the provisional amounts within the measurement period in accordance with SAB 118.

PAXVAX GLOBAL, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 10 - DEFINED BENEFIT AND EMPLOYEE BENEFIT PLANS

Defined Benefit Plan

The Company sponsors a defined benefit pension plan (the Pension Plan) covering eligible Swiss employees.   Other non-US, and non-Swiss employees are covered by government-sponsored programs and the cost to the Company is not significant. The Pension Plan is overseen by a board that is responsible for the overall administration of the Pension Plan.

The cost of providing the benefits is determined in accordance with the provisions of ASC 715 Compensation -Retirement Benefits.  As of June 30, 2018 and December 31, 2017, the Pension Plan assets comprised of an insurance contract.  The contract value is presumed to be its fair value based on the practicability exception in ASC 715.

Defined Contribution Plan

The Company has a 401(k) plan for all full-time employees in the United States. Employees may elect to contribute a portion of their pretax salary, not to exceed the annual limitation designated by the Internal Revenue Service, to the 401(k) plan during the year. The Company matches 4% of employee salary up to $4,000.  Matching contributions were $0.4 million and $0.3 million for the six months ended June 30, 2018 and 2017, respectively

NOTE 11 - SUBSEQUENT EVENTS

In August 2018, the Company contributed its interests in all of its direct subsidiaries to a newly formed entity, PaxVax Holding Company Ltd. (“Holdings”), which subsequently entered into a merger agreement with Emergent BioSolutions Inc. (“Emergent”) and one of its wholly owned subsidiaries (the “Emergent Subsidiary”) in an all-cash transaction.  Upon the closing of the merger in October 2018, the Emergent Subsidiary merged with and into Holdings, with Holdings surviving the merger as a wholly-owned indirect subsidiary of Emergent, and an affiliated entity received a cash payment of $270.0 million, exclusive of customary closing adjustments, of which $1.0 million is held in escrow.  All outstanding debt was repaid in connection with the transaction.

The Company evaluates events occurring subsequent to June 30, 2018 and recognizes such events that are material in the consolidated financial statements.  In the preparation of the accompanying consolidated financial statements, the Company has evaluated subsequent events through December 12, 2018, the date the consolidated financial statements were issued.